                                                         EXHIBIT 1.1

                   CAPITAL STOCK PURCHASE AGREEMENT

This Capital Stock Purchase Agreement (the "Agreement") is made and entered into on February 18, 2002, by and among Cosmotravels.com,
Inc., and assigns (the "Buyer"), Thunor International, Inc., a
Delaware corporation ("Thunor"), and Dotcom Internet Ventures Ltd.
("Shareholder").

1.   THE ACQUISITION.

     1.1 Purchase and Sale Subject to the Terms and Conditions of
this Agreement. At the Closing to be held as provided in Section 2,
Shareholder shall sell 5,000,000 shares  (the "Thunor Shares") of the common stock of Thunor to the Buyer hereto and the Buyer shall purchase the Thunor Shares from Shareholder, free and clear of all
Encumbrances other than restrictions imposed by Federal and State securities laws.

     1.2 Purchase Price.  At the Closing, the Buyer shall pay an aggregate total of $45,000  (the "Purchase Price") in consideration for the Thunor Shares to Shareholder by wire transfer to an account to be specified by Shareholder.

2.        THE CLOSING.

     2.1 Place and Time.  The closing of the sale of the Thunor
Shares for the Purchase Price (the "Closing") shall take place at
Thunor's office at 1422 Chestnut Street, Suite 410, Philadelphia, PA
19102 no later than the close of business (Philadelphia County
Philadelphia time) on or before March 15, 2002 or at such other place, date and time as the parties may agree in writing.

     2.2 Deliveries by Shareholder. At the Closing, Shareholder
shall deliver the following to the Buyer:

          a. Certificates representing the Thunor Shares, duly
          endorsed for transfer to the Buyer and accompanied by
          appropriate stock powers, or Certificates representing the
          Thunor Shares reissued in the name of Buyer.

          b. The documents contemplated by Section 3.

          c. All other documents, instruments and writings required
          by this Agreement to be delivered by Shareholder at the
          Closing and any other documents or records relating to
          Thunor's business reasonably requested by the Buyers in
          connection with this Agreement.

     2.3 Deliveries by Buyer. At the Closing, the Buyer shall
deliver the following to Shareholder:

          a. The Purchase Price by wire transfer to an account to be specified by Shareholder.

          b. The documents contemplated by Section 4.

          c. All other documents, instruments and writings required
          by this Agreement to be delivered by the Buyer at the
          Closing.

3.   CONDITIONS TO THE BUYER'S OBLIGATIONS.

     The obligations of the Buyer to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by the
Buyer:

     3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits the Buyer's acquisition of the Thunor Shares or that will require any divestiture as a result of the Buyer's acquisition of the Thunor Shares or that will require all or any part of the business of Thunor to be held separate and no litigation or
proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on Thunor or the
Buyer if this Agreement is consummated shall be pending.

     3.2 Representations, Warranties and Agreements.  (a) The
representations and warranties of Shareholder and Thunor set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b)
Shareholder and Thunor shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing.

     3.3 Regulatory Approvals.  All licenses, authorizations,
consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of the Buyer's acquisition of the
Thunor Shares shall have been obtained and shall be in full force and effect.

     3.4 Resignations of Director.  Effective on the Closing Date,
all of the officers and directors shall have resigned as an officer, director and employee of Thunor. The Buyer understands that such resignations may require a filing in accordance with Rule 14f-1 of the Exchange Act.

4.   CONDITIONS TO SHAREHOLDER AND THUNOR'S OBLIGATIONS.

     The obligations of Shareholder and Thunor to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by
Shareholder and Thunor:

     4.1 No Injunction.  There shall not be in effect any
injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits the Buyer's acquisition of the Thunor
Shares or that will require any divestiture as a result of the
Buyer's acquisition of the Thunor Shares or that will require all or any part of the business of Thunor to be held separate and no litigation or proceedings seeking the issuance of such an
injunction, order or decree or seeking to impose substantial penalties on Thunor or the Buyer if this Agreement is consummated shall be pending.

     4.2 Representations, Warranties and Agreements.  (a) The
representations and warranties of the Buyer set forth in this
Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) the Buyer shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

     4.3 Regulatory Approvals.  All licenses, authorizations,
consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of the Buyer's acquisition of the
Thunor Shares shall have been obtained and shall be in full force and effect.

5.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER AND
THUNOR.

     Shareholder and Thunor each hereby jointly and severally
represents and warrants to the Buyer that:

     5.1 Authorization. Thunor is a corporation duly organized, validly existing and in good standing under the laws of the state of
Delaware. This Agreement constitutes a valid and binding obligation of Shareholder and Thunor, enforceable against it in accordance with its terms.

     5.2 Capitalization. The authorized capital stock of Thunor consists of 100,000,000 authorized shares of common stock, par value
$.0001, and 20,000,000 preferred shares, par value $.0001, of which
5,000,000 common shares and no preferred shares are presently issued and outstanding. As of the Closing Date there will not be
outstanding any warrants, options or other agreements on the part of
Thunor obligating Thunor to issue any additional shares of common or preferred stock or any of its securities of any kind.

     5.3 Ownership of Thunor Shares. The delivery of certificates to the Buyer provided in Section 2.2 will result in the Buyer's immediate acquisition of record and beneficial ownership of the
Thunor Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws.

     5.4 Consents and Approvals of Governmental Authorities. Except
with respect to applicable State and Federal securities laws, to the best of Shareholder and Thunor's knowledge and belief no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by
Thunor or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Thunor or the
consummation of the sale of the Thunor Shares to the Buyer.

     5.5 Financial Statements. Thunor has delivered to Buyer the balance sheet of Thunor as of April 13, 2001, and statements of income and changes in financial position for the periods then ended and the period from inception to the period then ended, together with the report thereon of Thunor's independent accountant (the
"Thunor International Statements"). To the best of Thunor's
knowledge and belief the Thunor International Statements are accurate and complete in accordance with generally accepted
accounting principles.

     5.6 Litigation. To the best of Shareholder and Thunor's
knowledge and belief, there is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving Thunor which is likely to have a material adverse effect on the business or financial condition of Thunor and its Subsidiaries, taken as whole. To the best of Shareholder and Thunor's knowledge and belief, Thunor is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of
Thunor.

     5.7 Absence of Certain Changes. To the best of Shareholder and
Thunor's knowledge and belief, since the date of the Thunor
International Statements, Thunor has not:

     a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is
     materially adverse to the business or financial condition of
     Thunor or made any disposition of any of its material
     properties or assets other than in the ordinary course of
     business;

     b. made any change or amendment in its certificate of
     incorporation or by-laws, or other governing instruments;

     c. organized any new Subsidiary or acquired any Equity
     Securities of any Person or any equity or ownership interest in any business;

     d. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

     e. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

     f. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

     g. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

     h. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

     i. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any
     employee benefit plan);

     j. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal
     purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

     k. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets
     (other than raw materials and supplies) at a cost in excess of
     $100,000 in the aggregate;

     l. written off or been required to write off any notes or
     accounts receivable in an aggregate amount in excess of $2,000;

     m. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

     n. entered into any collective bargaining or union contract or agreement; or

     o. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of Thunor.

     5.8. No Material Adverse Change. To the best of Shareholder and
Thunor's knowledge and belief, since the date of the Thunor
International Statements, there has not been any material adverse change in the business or financial condition of Thunor.

     5.9. Brokers or Finders. Shareholder and Thunor has not
employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the Thunor Shares to the Buyers.

6.        REPRESENTATIONS AND WARRANTIES OF THE BUYER.

     The Buyer represents and warrants to Shareholder and Thunor that:

     6.1 Binding Effect. This Agreement constitutes a valid and binding obligation of the Buyer, enforceable against Buyer in accordance with its terms.

     6.2 Consents and Approvals of Governmental Authorities. No
consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement by the Buyer or the consummation of the sale of the Thunor Shares to the Buyer.

     6.3 Other Consents. No consent of any Person is required to be obtained by the Buyer to the execution, delivery and performance of this Agreement or the consummation of the sale of the Thunor Shares to the Buyer.

     6.4 Manner of Sale. At no time was Buyer presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

     6.5 Brokers or Finders. The Buyer has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the Thunor Shares to the Buyer.

     6.6 Purchase for Investment. The Buyer is purchasing the Thunor
Shares solely for his own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

7.        FILINGS WITH GOVERNMENTAL AUTHORITIES

     7.1 Regulatory Matters. Shareholder, Buyer and Thunor shall (a)
file with applicable regulatory authorities any applications and related documents required to be filed by them in order to
consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.

8.        DEFINITIONS.

     As used in this Agreement, the following terms have the
meanings specified or referred to in this Section 8.

     8.1 "Business Day" - Any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are
authorized or required to be closed.

     8.2 "Code" - The Internal Revenue Code of 1986, as amended.

     8.3 "Encumbrances" - Any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting,
     transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.

     8.4 "Equity Securities" - See Rule 3a-11-1 under the Securities
     Exchange Act of 1934.

     8.5 "ERISA" - The Employee Retirement Income Security Act of
     1974, as amended.

     8.6 "Governmental Body" - Any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic
     Community), any subdivision, agency, commission or authority thereof.

     8.7 "Knowledge" - Actual knowledge, after reasonable
     investigation.

     8.8 "Person" - Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.

     8.9 "Subsidiary" - With respect to any Person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its
     Subsidiaries.

9.        NOTICES.

     All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the
appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties).

          (a) If to the Buyer:

          Cosmotravels.com, Inc.
          535 North Michigan Ave.
          Suite 608
          Chicago, IL 60611
          Facsimile (312) 822-0795
          Attn: Dino Matingas, President

          (b) If to Thunor:

          Thunor International, Inc.
          1422 Chestnut Street, Suite #410
          Philadelphia, PA 19102
          Facsimile (215) 893-3662
          Attn: William Tay, President

          (c) If to Shareholder:

          Dotcom Internet Ventures Ltd.
          1422 Chestnut Street, Suite #410
          Philadelphia, PA 19102
          Facsimile (215) 893-3662
          Attn: William Tay, President

10.  TERMINATION OF AGREEMENTS WITH SHAREHOLDER.

     On the signing of this Agreement, via a duly executed Mutual
Termination Agreement, dated February 18, 2002, Thunor canceled its agreement, dated April 10, 2001, with Shareholder, which provided for Shareholder to locate business transaction candidates for
Thunor, and a Shareholder Agreement, of even date, with Shareholder.

11.       MISCELLANEOUS.

     11.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this
Agreement and the performance of its obligations hereunder.

     11.2 Captions. The captions in this Agreement are for
convenience of reference only and shall not be given any effect in the interpretation of this agreement.

     11.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this
Agreement. Any waiver must be in writing.

     11.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

     11.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     11.6 Governing Law, Venue. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Pennsylvania, without regard to the conflicts of law principles thereof. Venue for any cause of action brought to enforce any part of this Agreement shall be in Philadelphia County, Pennsylvania.

     11.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other.

                       [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

"THE BUYER"

COSMOTRAVELS.COM, INC.

/s/ Dino Matingas
-------------------------------
By: Dino Matingas, President

"THUNOR"

THUNOR INTERNATIONAL, INC.
A Delaware Corporation

/s/ William Tay
-------------------------------
By: William Tay, President

"SHAREHOLDER"

DOTCOM INTERNET VENTURES LTD.
A Delaware Corporation

/s/ William Tay
-------------------------------
By: William Tay, President